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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3 No. _____________) and related Prospectus of Pediatric Services of America, Inc. for the registration of 495,050 shares of its common stock and to the incorporation by reference therein of our report dated November 18, 1997 with respect to the consolidated financial statements and schedules of Pediatric Services of America, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP



Atlanta, Georgia
February 3, 1998